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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-93251, Form S-8 No. 033-62443, Form S-8 No. 333-12585, Form
S-8 No. 333-32875, Form S-8 No. 333-46953 and Form S-8 No. 333-61911) pertaining to The Lamson & Sessions Co. Nonemployee Directors Stock Option Plan, the Deferred Compensation Plan for Nonemployee Directors, the 1988 Incentive Equity Performance Plan, The Lamson & Sessions Co. Deferred Savings Plan, and the 1998 Incentive Equity Plan, respectively, and the Registration Statement and related Prospectus (Form S-3 No. 333-65795) of The Lamson & Sessions Co. of our report dated February 7, 2000, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co., included in this Annual Report (Form 10-K) for the year ended January 1, 2000.


                                                       ERNST & YOUNG LLP

Cleveland, Ohio
March 1, 2000